1785 W 2300 S

Certified Public Accountants & Management Consultants

West Valley City, UT 84119

801-972-4800

801-972-8941

www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of CoJax Oil and Gas Corporation. Of our report dated May 13, 2021, relating to our audits of the December 31, 2020 consolidated financial statements of CoJax Oil and Gas Corporation., which are appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

Haynie & Company Salt Lake City, Utah June 23, 2021